Exhibit 23.1

MOEN AND COMPANY CHARTERED ACCOUNTANTS

Member:
Canadian Institute of Chartered Accountants
Institute of Chartered Accountants of British Columbia
Institute of Management Accountants (USA) (From 1965)

Registered with:
Public Company Accounting Oversight Board (USA) (PCAOB)
Canadian Public Accountability Board (CPAB)
Canada - British Columbia Public Practice Licence

Securities Commission Building
PO Box 10129, Pacific Centre
Suite 1400 - 701 West Georgia Street
Vancouver, British Columbia
Canada V7Y 1C6
Telephone: (604) 662-8899
Fax: (604) 662-8809
Email: moenca@telus.net

September 2, 2005

SEC File No. 333-126813

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 15, 2005 on the audited financial statements of Maysia Resources Corporation as of June 30, 2005 and for the period from date of inception on May 23, 2005 to June 30, 2005, included in the Registration Statement on Form SB-2/A-1 and related Prospectus of Maysia Resources Corporation for the registration of shares of its common stock.

Yours very truly,

MOEN AND COMPANY,
Chartered Accountants

/s/ Moen and Company
_________________________________

Vancouver, B.C. Canada